UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

EAGLE GROWTH AND INCOME OPPORTUNITIES FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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EAGLE GROWTH AND INCOME OPPORTUNITIES FUND

227 West Monroe Street, Suite 3200

Chicago, IL 60606

SUPPLEMENT TO PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS

Originally Scheduled to be held on January 21, 2020 and Adjourned to February 26, 2020

The following information relates to the proxy statement dated November 29, 2019, along with the supplements dated December 18, 2019, January 21, 2020 and January 27, 2020 (the "Proxy Statement"), for Eagle Growth and Income Opportunities Fund (the "Fund") for use at the Special Meeting of Shareholders of the Fund, and any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting was originally scheduled to be held on Tuesday, January 21, 2020, at 9:00 a.m., C.T., was adjourned to January 27, 2020 and February 10, 2020 and has further been adjourned to Wednesday, February 26, 2020 at 9:00 a.m., C.T.

The Notice of Special Meeting of Shareholders, Proxy Statement and a Proxy Card for the Fund are available to you on the Fund's website – www.thlcreditegif.com.

This supplement is dated February 10, 2020 and is being mailed, on or about February 12, 2020, to all shareholders of record of the Fund at the close of business on November 18, 2019 (the "Record Date").

SUPPLEMENTAL DISCLOSURE

The Special Meeting has been adjourned to Wednesday, February 26, 2020, at 9:00 a.m., C.T., at the office of the Fund, 227 West Monroe Street, Suite 3200, Chicago, IL 60606. Shareholders of record at the close of business on the Record Date will be entitled to vote at the adjourned Special Meeting.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.